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                                                                    Exhibit 10.4

                    [Penwest Pharmaceuticals Co. Letterhead]

                                           February 15, 2005

Mr. Robert Hennessey
39 Old Ridgebury Road
Danbury, CT 06810

Dear Bob:

It is my pleasure to extend to you this offer of employment with Penwest Pharmaceuticals Co. (the "Company"). On behalf of the Company, I set forth below the terms of your employment with the Company:

      1. You will be employed to serve as President and Chief Executive Officer of the Company, effective February 15, 2005. As President and Chief Executive Officer, you will be responsible for the duties inherent in those positions, plus such other duties as may from time to time be assigned to you by the Board of Directors of the Company.

      2. Your base salary will be at the annualized rate of $400,000 and will be paid to you in accordance with the Company's regular payroll practices.

      3. You may participate in any and all benefit programs that the Company establishes and makes available to its employees from time to time, provided you are eligible under (and subject to all provisions of) the plan documents governing those programs. You and the Company agree that in the event that you elect not to participate in the Company's health and life insurance programs, the Company shall pay you $1,500 per month.

      4. You may be eligible for a maximum of five weeks of vacation per calendar year to be taken at such times as may be approved by the Company.

      5. Subject to the approval of the Board of Directors of the Company, the Company may grant to you non-statutory stock options (the "Options") under the Company's 1997 Equity Incentive Plan (the "Plan") for the purchase of an aggregate of 100,000 shares of common stock of the Company at an exercise price equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors of the Company. The Options shall vest in 12 equal monthly installments and shall be subject to acceleration upon a change in control of the Company (as defined). The Options shall be subject to all terms, limitations, restrictions and termination provisions set forth in the Plan and in the separate option agreement (which shall be based upon the Company's standard form option agreement) that shall be executed to evidence the grant of the Options.

      6. You may be eligible to receive such future bonuses and stock options grants as the Board of Directors of the Company shall, from time to time and in its sole discretion, deem appropriate.

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      7. You will be required to execute a Confidentiality, Non-Disclosure and
Developments Agreement in the form attached hereto, as a condition of employment.

      8. You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter.

      9. You agree to provide to the Company, within three days of your hire date, documentation of your eligibility to work in the United States, as required by the Immigration Reform and Control Act of 1986.

      10. This letter shall not be construed as an agreement, either express or implied, to employ you for any stated term, and shall in no way alter the Company's policy of employment at will, under which both you and the Company remain free to end the employment relationship, for any reason, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company. This letter supersedes all prior understandings, whether written or oral, relating to the terms of your employment.

If this letter correctly sets forth the terms under which you will be employed by the Company, please sign the enclosed duplicate of this letter in the space provided below and return it to Jennifer Good at the Company.

                                              Very truly yours,

                                              PENWEST PHARMACEUTICALS CO.

                                              By: /s/ Paul Freiman
                                                  ------------------------------
                                                  Paul Freiman, Lead Director

The foregoing correctly sets forth the terms of my employment with Penwest Pharmaceuticals Co. I am not relying on any representations other than as set out above.

/s/ Robert Hennessey                          Date: February 15, 2005
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Robert Hennessey

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